Joint Filer Information

Name: GLG Market Neutral Fund

Address:  c/o GLG Partners LP
           1 Curzon Street
           London W1J 5HB
           England

Designated Filer: GLG Partners LP

Issuer and Ticker Symbol: Oscient Pharmaceuticals Corporation (OSCI)

Date of Event Requiring Statement: November 25, 2008

Signature:


By: GLG Partners LP,
As its Investment Manager



     By: /s/ Victoria Parry
         ------------------------------------
         Name:  Victoria Parry
         Title:  Senior Legal Counsel of GLG Partners LP

     By: /s/ Emmanuel Roman
         ------------------------------------
         Name:  Emmanuel Roman
         Title:  Managing Director

                             Joint Filer Information

Name: GLG Partners Limited

Address:  c/o GLG Partners LP
           1 Curzon Street
           London W1J 5HB
           England

Desginated Filer: GLG Partners LP

Issuer and Ticker Symbol: Oscient Pharmaceuticals Corporation (OSCI)

Date of Event Requiring Statement: November 25, 2008

Signature:

     By: /s/ Victoria Parry
         -------------------------------
         Name:  Victoria Parry
         Title:  Senior Legal Counsel of GLG Partners LP

     By: /s/ Emmanuel Roman
         -------------------------------
         Name:  Emmanuel Roman
         Title:  Managing Director

                             Joint Filer Information

Name: GLG Partners, Inc.

Address:  390 Park Avenue, 20th Floor
              New York, NY 10022

Designated Filer: GLG Partners LP

Issuer and Ticker Symbol: Oscient Pharmaceuticals Corporation (OSCI)

Date of Event Requiring Statement: November 25, 2008


Signature:


     By: /s/ Alejandro R. San Miguel
         ---------------------------------
         Name: Alejandro R. San Miguel
         Title: General Counsel and Corporate Secretary